Exhibit 3.37

CERTIFICATE OF FORMATION

OF

NEOSPINE SURGERY OF PUYALLUP, LLC

The undersigned authorized person, desiring to form a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act, 6 Delaware Code, Chapter 18, does hereby certify as follows:

I.

The name of the limited liability company (the “Limited Liability Company”) is NeoSpine Surgery of Puyallup, LLC.

II.

The address of the registered office of the Limited Liability Company in the State of Delaware is 615 South DuPont Hwy, Dover, County of Kent, Delaware 19901. The name of the Limited Liability Company’s registered agent for service of process in the State of Delaware at such address is Capitol Services, Inc.

III.

This Certificate of Formation shall be effective upon filing of the Certificate in the Office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of NeoSpine Surgery of Puyallup, LLC on this the 28th day of September, 2005.

By:	/s/ Matthew R. Burnstein
Matthew R. Burnstein
Authorized Person